UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 20, 2012

Natus Medical Incorporated

(Exact name of registrant as specified in its charter)

000-33001

(Commission File Number)

Delaware	77-0154833
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1501 Industrial Road

San Carlos, CA 94070

(Address of principal executive offices)

650-802-0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 20, 2012, Natus Medical Incorporated (the “Company”) and CareFusion 303, Inc. and CareFusion 2200, Inc., both wholly-owned subsidiaries of CareFusion Corporation (collectively “CareFusion”), entered into a Share and Asset Purchase Agreement (the “Purchase Agreement”), a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1, pursuant to which the Company will acquire the Nicolet business of CareFusion.

Pursuant to the Purchase Agreement, the Company will acquire for a cash purchase price of $58 million all of the outstanding common shares of CareFusion subsidiaries comprising the Nicolet business in the United States, Ireland, and the United Kingdom, and certain assets and liabilities of Nicolet sales divisions principally in China, Brazil, Germany, Italy, the Netherlands, and Spain. The purchase price is subject to adjustment depending upon the level of working capital in the Nicolet subsidiaries on the date of the acquisition.

This description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1. All references to currency herein shall be deemed to be references to the U.S. dollar.

Based near Madison, Wisconsin, the Nicolet business employs more than 400 people worldwide and generated sales of approximately $95 million in 2011. The Nicolet business develops clinically differentiated neurodiagnostic and monitoring products, including a portfolio of electroencephalography (EEG) and electromyography (EMG) systems and related accessories, as well as vascular and obstetric doppler sensors and connectivity products.

On April 23, 2012, the Company and CareFusion issued a joint press release relating to the agreement, a copy of which is attached hereto as Exhibit 99.1.

It is expected that the transaction contemplated by the Purchase Agreement will be consummated in July 2012.

The acquisition will be funded by existing cash of the Company and borrowings on the Company’s existing credit facility with Wells Fargo Bank National Association (“Wells Fargo”). Wells Fargo has provided the company a limited consent to consummate the transaction, subject to certain customary closing conditions.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Purchase Agreement, dated April 20, 2012, by and among Natus Medical Incorporated, CareFusion 303, Inc. and CareFusion 2200, Inc.

99.1	Joint Press Release of the Company and CareFusion, dated April 23, 2012, announcing the Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATUS MEDICAL INCORPORATED
(Registrant)

Dated: April 23, 2012	By:	/s/ Steven J. Murphy
Vice President Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Purchase Agreement, dated April 20, 2012, by and among Natus Medical Incorporated, CareFusion 303, Inc. and CareFusion 2200, Inc.

99.1	Joint Press Release of the Company and CareFusion, dated April 23, 2012, announcing the Purchase Agreement.